Exhibit “23.3” (Consents of Independent Directors)

1. CONSENT OF INDEPENDENT DIRECTOR NAMED IN REGISTRATION STATEMENT

I hereby consent to my identification as an independent director of Bigelow Income Properties, LLC and all references to me included in or made a part of such Registration Statement on Form S-11.

/s/Richard Inghram

December 15, 2010

2. CONSENT OF INDEPENDENT DIRECTOR NAMED IN REGISTRATION STATEMENT

I hereby consent to my identification as an independent director of Bigelow Income Properties, LLC and all references to me included in or made a part of such Registration Statement on Form S-11.

/s/John H. Parker

December 15, 2010

3. CONSENT OF INDEPENDENT DIRECTOR NAMED IN REGISTRATION STATEMENT

I hereby consent to my identification as an independent director of Bigelow Income Properties, LLC and all references to me included in or made a part of such Registration Statement on Form S-11.

/s/Roy Morrill

December 17, 2010

4. CONSENT OF INDEPENDENT DIRECTOR NAMED IN REGISTRATION STATEMENT

I hereby consent to my identification as an independent director of Bigelow Income Properties, LLC and all references to me included in or made a part of such Registration Statement on Form S-11.

/s/Susan M. Smith

December 19, 2010

5. CONSENT OF INDEPENDENT DIRECTOR NAMED IN REGISTRATION STATEMENT

I hereby consent to my identification as an independent director of Bigelow Income Properties, LLC and all references to me included in or made a part of such Registration Statement on Form S-11.

/s/Ed Place

December 21, 2010

II-65